UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

CORNER GROWTH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39814	98-1563902
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

251 Lytton Avenue, Suite 200
Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 543-8180

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	COOLU	The Nasdaq Stock Market LLC

Class A Ordinary Shares included as part of the units	COOL	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	COOLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2024, Corner Growth Acquisition Corp. (the “Company”) held an Extraordinary General Meeting (the “Extraordinary General Meeting”), and in connection therewith the Company will file with the Registrar of Companies of the Cayman Islands (“Registrar”) a copy of the special resolution of the Company which resolved to approve an amendment (the “Amendment”) to its Amended and Restated Memorandum and Articles of Association (the “Articles”) to (amend the Articles to extend the date by which the Company must consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “business combination”) from June 30, 2024 (the “Original Termination Date”) to July 31, 2024 (the “Extended Date”), and to allow the Company, without another shareholder vote, by resolution of the Company’s Board of Directors (the “Board”), to determine in their sole discretion to extend the Extended Date by one-month increments up to three consecutive times to a date that is ultimately no later than October 31, 2024 (each such additional date, as extended, an “Additional Extended Date”), unless the closing of a business combination shall have occurred prior thereto or such earlier date as determined by our Board to be in the best interests of the Company (the “Extension”) or such earlier date as shall be determined by the Board in its sole discretion (the “Amended Termination Date”).

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting, holders of 10,065,198 of the Company’s ordinary shares, which represents approximately 98.06% of the ordinary shares issued and outstanding and entitled to vote as of the record date of May 20, 2024, were represented in person or by proxy.

At the Extraordinary General Meeting, the shareholders approved a special resolution to amend the Company’s Articles to extend the Original Termination Date to the Extended Date and to allow the Company, without another shareholder vote, by resolution of the Board, to determine in their sole discretion to extend the Extended Date by one-month increments up to three consecutive times to a date that is ultimately no later than October 31, 2024, unless the closing of a business combination shall have occurred prior thereto or such earlier date as determined by our Board to be in the best interests of the Company or such earlier date as shall be determined by the Board in its sole discretion (the “Amended Termination Date”).

Approval of Proposal 1—Extension Proposal

Votes For	Votes Against	Abstentions
10,009,099	56,099	0

In connection with the vote to approve the Extension Proposal, the holders of 38,647 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.04 per share, for an aggregate redemption amount of approximately $426,663. After the satisfaction of such redemptions, the balance in the Company’s trust account will be approximately $3.3 million.

Under Cayman Islands law, the amendment to the Articles took effect upon approval of the Extension Proposal. Accordingly, the Company now has until July 31, 2024 (or such later time arising from additional extensions) to consummate its initial business combination.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description
3.1	Amendment, dated June 24, 2024, to Amended and Restated Memorandum and Articles of Association of Corner Growth Acquisition Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2024

CORNER GROWTH ACQUISITION CORP.

By:	/s/ Marvin Tien
Name:	Marvin Tien
Title:	Co-Chairman, Chief Executive Officer, Director and Acting Chief Financial Officer